UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 20, 2017

GO2GREEN LANDSCAPING, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-212446	4-5133966
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

825 Western Ave, Suite 19, Glendale, California	91201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (310) 418-9691

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Items

On July 8, 2016, our company filed a Prospectus as part of our Registration Statement on Form S-1 which registered a total of 8,700,000 shares of our common stock at $0.02 per share, 3,700,000 of which were offered by selling shareholders, and 5,000,000 of which were offered by our company. We sought to raise $100,000 under the Offering. That Registration Statement was declared effective on October 7, 2016. Under the terms of that Registration Statement, the offering of the shares of our company stock would expire 270 days after October 7, 2016, unless extended by our Board of Directors for an additional period of 90 days.

On March 20, 2017, our company closed the Offering and will not sell any additional shares under that Registration Statement. 700,000 shares were sold under that Registration Statement with funds of $14,000 being raised.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GO2GREEN LANDSCAPING, INC.

/s/ Tom Toth
Tom Toth
President and Director

Date:	March 22, 2017

3